THIRD AMENDMENT TO LEASE



This Third Amendment to lease ("Third Amendment") made and entered into this 17 day of April 1996, by and between TAXTER PARK ASSOCIATES ("Landlord") and CITYSCAPE CORPORATION ("Tenant") is attached to and made a part of that certain lease agreement dated September 30, 1993 by and between Landlord and Tenant as amended by that certain First Amendment to Lease dated April 19, 1994 and that certain Second Amendment to Lease dated May 12, 1995 (as amended, the "Lease").


                                   WITNESSETH:


     WHEREAS, pursuant to the Lease, Landlord leases to Tenant certain office space (the "Premises") containing 24,540 rentable square feet on the fourth floor in the building ("Building") located at 565 Taxter Road, Elmsford, Westchester County, New York;

     WHEREAS, Tenant desires to lease an additional 5,380 rentable square feet of office space comprising the remaining space on the fourth floor of the Building and Landlord is willing to lease such additional space to Tenant;

     WHEREAS, in connection with the foregoing, Landlord and Tenant mutually desire to enter into this Third Amendment to further expand the Premises leased to Tenant by Landlord and to appropriately increase the Annual Base Rent and additional rent payable by Tenant to Landlord, upon all of the terms, conditions, covenants, provisions and obligations set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, do hereby agree as follows:



     1. RECITALS. The above recitals are true and correct and are made a part hereof.

     2. In connection with the foregoing, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the remainder of the fourth floor of the Building totaling 5,380 rentable square feet (the "Remaining Space").

     3. Landlord shall make the Remaining Space available immediately for the commencement of construction of any improvement work in such Remaining Space.

     4. Tenant has provided Landlord with a complete set of working drawings suitable for the filing for a permit to construct any improvement work in the Remaining Space.

     5. The Rent and other associated obligations of the Remaining Space shall commence on the earlier to occur of (a) the date Tenant first occupies the Remaining Space or (b) June 1, 1996, unless Tenant is delayed in occupying the Remaining Space until after June 1, 1996 due to delays caused by Landlord's contractor, in which case the commencement of the Rent and other associated obligations shall be postponed one day for each day that Tenant is delayed in occupying the Remaining Space after June 1, 1996 due to delays caused by Landlord's contractor.

     6. Tenant shall pay Annual Base Rent for the Remaining Space equal to $20.00 per rentable square foot of the Remaining Space (as more fully provided below) and Landlord's total obligation for all costs (i.e., architectural, engineering and construction) related to the Additional Expansion Premises shall not exceed Twenty and 00/100 Dollars ($20.00) per rentable square foot (the "Remaining Space Allowance") (as more fully provided below).

     7. [deleted]

     8. Section 2.01 is hereby amended to provide that Annual Base Rent shall be increased, in accordance with Paragraph 6 of this Third Amendment, as follows:

     Commencing on the date that Tenant shall commence paying Annual Base Rent for the Remaining Space in accordance with Paragraph 5 of this Third Amendment and continuing through, August 31, 2000, Annual Base Rent shall be increased by One Hundred Seven Thousand Six Hundred and 00/100 Dollars ($107,600.00) to Five Hundred Forty Thousand Nine Hundred Sixty-Eight and 00/100 Dollars ($540,968.00), payable in equal monthly installments of Forty-Five Thousand Eighty and 67/100 Dollars ($45,080.67).

     9. The first sentence of the second paragraph of Section 2.02 (as previously amended) is hereby amended by inserting the following immediately before the period at the end of such sentence: "and as and when such number of net rentable square feet leased by Tenant is increased again pursuant to the Third Amendment to Lease".

     10. The third sentence of the first paragraph of Section 6. 01 of the Lease's hereby amended by inserting the following immediately before the words "as payment of electricity," where they appear: "and as such Premises are "increased again pursuant to the Third Amendment to Lease".

     11. Pursuant to Paragraph 6 of this Third Amendment the total maximum obligation for costs (i.e., architectural, engineering and construction) related to this Third Amendment shall not exceed One Hundred Seven Thousand Six Hundred and 00/100 Dollars ($107,600.00).

     12. Upon the dates that Landlord makes available the Remaining Space, such Remaining Space shall be added to and deemed to be a part of the Premises and all references to the Premises shall be deemed to include the Remaining Space, subject to all terms, conditions, covenants, provisions and obligations of the Lease, as amended by this Third Amendment.

     13. Tenant covenants, represents and warrants that Tenant has had no dealings with any real estate broker or other agent in connection with the negotiation and execution of this Third Amendment other than Abrams, Benisch, Riker Inc. and that Tenant knows of no other person, entity or party who is or might be entitled to any commission or fee with respect to the negotiation and execution of this Third Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any commission or fee claimed by any other person, party or entity with respect to the negotiation or execution of this Third Amendment if such claim(s) are based in whole or in part on dealings with Tenant or its agents, contractors, representatives or employees. Tenant's indemnity shall cover, also all expenses which Landlord incurs to defend against any such claim, including all attorneys and other legal fees up to the maximum (if any) permitted by law.

     14. BINDING EFFECT. The amendments made to the Lease pursuant to this Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns

     15. MUTUAL ACKNOWLEDGMENT OF NON EXISTENCE OF CLAIMS. Landlord and Tenant hereby acknowledge and agree that as of the date of this Third Amendment there were no known claims by either party against the other arising from or in connection with their relationship as Landlord and Tenant pursuant to the terms of the Lease. In furtherance thereof, Tenant hereby waives any and all claims with respect to its supplemental air conditioning dry cooler located on the roof of the building and to the heat pumps located in the Premises which are supplied by such dry cooler.

     16. The amendments made to the Lease pursuant to paragraphs 1 through 15 above shall constitute the only amendments to the effectuated and, except as amended herein, all other provisions of the Lease are hereby ratified by both parties shall remain in place as originally constituted and shall continue unamended and in full force and effect. To the extent that there is any conflict between the terms of this Third Amendment and the Lease, the terms of this Third Amendment will prevail, govern and control.

     IN WITNESS WHEREOF, Landlord and Tenant have duly entered into this Third Amendment to Lease by their duly authorized officers under seal as of the day and year first above written.



                           [signatures on next page]

LANDLORD:

TAXTER PARK ASSOCIATES

DEAN WITTER REALTY INCOME
PARTNERSHIP II, L.P., its
General Partner



DEAN WITTER REALTY INCOME
PROPERTIES II, INC., its
Managing General Partner




/s/ Davisson Hardman, Jr
- -------------------------
E. Davisson Hardman, Jr.
President



TAXTER PARK ASSOCIATES

DEAN WITTER REALTY INCOME
PARTNERSHIP III, L.P., its
General Partner



DEAN WITTER REALTY INCOME
PROPERTIES III, INC., its
Managing General Partner


/s/ Davisson Hardman, Jr
- -------------------------
E. Davisson Hardman.  Jr.
President



TAXTER PARK ASSOCIATES

DEAN WITTER REALTY INCOME
PARTNERSHIP IV, L.P., its
General Partner



DEAN WITTER REALTY FOURTH INCOME
PROPERTIES, INC., its
Managing General Partner


/s/ Davisson Hardman, Jr
- -------------------------
E. Davisson Hardman, Jr.
President



TENANT:

CITYSCAPE CORP,
a New York corporation


/s/ Robert C. Patent
- -------------------------
Robert C. Patent
Executive Vice President